Exhibit 10.13

Leaseback Agreement on Land, Buildings, Facilities and Equipment

Lessor (Party A): Sichuan Renshou Shigao Tianfu Investment Co., Ltd

Lessee (Party B): Sichuan Vtouch Technology Co.Ltd

According to the relevant national regulations, on the basis of a voluntary, equal, and mutually benefits, party A and party B agree that Party A shall have its lawfully owned land, building, facilities, equipment (“Leased Property”) leased to Party B for use. The two parties agreed and signed an agreement with terms and conditions as follows:

1. Status of Lease Property

Because of the government’s overall plan to expropriate the land, plant and equipment of Sichuan Wetouch Technology Co., Ltd, and given the new plant construction need time to complete, the Leased Property are leased back to Party B for temporary production.

2. Lease Term

a) The lease period is 10 months, from April 1, 2021 to December 31, 2021.

b) At the end of the lease period, Party A has the right to take back the Leased Property for dismantling, and Party B shall return them as scheduled.

3. Rent and Deposit Payment

a) Party A and Party B agree that the monthly rent of the Leased Property is RMB 300,000.

b) Once both parties A and B sign the Agreement, the rent shall be paid monthly and Party B shall pay the next month’s rent to Party A before the 25th of each month.

4. Other costs

a) During the lease period, the cost of water, electricity, gas, phone, and other communications incurred by the use of the Lease Property shall be borne by Party B, and payment shall be made within three days upon receipt of the receipt or invoice.

5. Use Requirements and Maintenance Responsibilities of Leased Property

a) During the lease period, if Party B find that the plant and its ancillary facilities have damage or failure, Party B should promptly notify Party A to repair; Party A should repair within three days after receiving Party B’s notice. If overdue, Party B can repair it on behalf of Party A, and the cost shall be borne by Party A.

b) During the lease period, Party B shall reasonably use and take care of the plant and its ancillary facilities. Due to improper use or unreasonable use of Party B, resulting in damage or failure of the plant and its ancillary facilities, Party B shall be responsible for maintenance. If Party B refuses to repair, Party A can repair on behalf of Party B and the cost is borne by Party B.

c) During the lease period, Party A shall ensure that the plant and its ancillary facilities are in a normal useable and safe condition. Party A shall notify Party B 3 days in advance of the inspection and maintenance of the plant. Party B shall cooperate in the inspection and maintenance. Party A shall reduce the influence on Party B’s use of the plant.

6. Sublet and Return of Leased Property

a) Party B shall not sublease the Leased Property during the lease period.

b) After the lease period, the Leased Property must be returned on time, otherwise all the losses and consequences caused by this are borne by Party B.

7. Other Requirements During The Lease Term

a) During the lease period, both parties A and B shall abide by the laws and regulations of the country, and shall not use the plant lease for illegal activities.

b) During the lease period, Party A has the right to supervise and assist Party B on fire-fighting, safety and sanitation work.

c) During the lease period, Party B may carry out decoration according to its own business characteristics, but in principle shall not damage the original room structure. The cost of decoration shall be borne by Party B. If Party B no longer undertake after the lease period, Party A will not make any compensation.

d) During the lease period, Party B shall pay the rent and all other fees payable in a timely manner. If the payment is not paid for one month, Party A has the right to increase the late payment fee by 5% and terminate the lease agreement.

8. Miscellaneous

a) During the lease period, if the Agreement is terminated unilaterally resulting in breach of the Agreement, the other party shall be compensated for three months’ rent.

b) During the lease period, if the loss caused by the normal operation of Party B is affected by Party A’s problems, Party A shall be responsible for all compensation.

9. For matters not covered by this Agreement, Party A and B must negotiate and resolve together in accordance with the law.

10.This Agreement has four copies, with each party holding two copies. The Agreement is effective upon full execution of both parties.

Lessor: Sichuan Renshou Shigao Tianfu Investment Co., Ltd (Seal)

Authorized representative:

Tel:

Lessee: Sichuan Vtouch Technology Co., Ltd (Seal)

Authorized representative:

Tel:

Signed at Shigao Town

Date: 03.16. 2021